Exhibit 99.1

TRANSACT TECHNOLOGIES REPORTS THIRD QUARTER 2008 RESULTS

Reports Record Revenue of $17.3 Million – Year-over-Year Revenue Growth of 48%

HAMDEN, CT – November 3, 2008 – TransAct Technologies Incorporated (NASDAQ: TACT), a global leader in market-specific printers for transaction-based industries, today announced financial results for the three and nine months ended September 30, 2008. Summary results for these periods are as follows:

	Three months ended September 30,			Nine months ended September 30,
(in $000s, except EPS)	2008	2007	% change	2008	2007	% change
Net sales	$17,326	$11,737	47.6%	$47,930	$37,152	29.0%
As reported (GAAP):
Operating income (loss)	$1,913	$(1,713)	NM	$1,253	$(1,747)	NM
Net income (loss)	$1,210	$(1,016)	NM	$808	$(955)	NM
Diluted earnings (loss) per share	$0.13	$(0.11)	NM	$0.08	$(0.10)	NM
Adjusted (non-GAAP) (1):
Operating income (loss)	$1,913	$(78)	NM	$4,282	$90	NM
Net income (loss)	$1,210	$(17)	NM	$2,728	$118	NM
Diluted earnings per share	$0.13	$0.00	NM	$0.29	$0.01	NM

(1)	Adjusted non-GAAP measures exclude $1,525,000 of legal fees related to the lawsuit with FutureLogic, Inc. (the “FL Legal Fees”) and a severance charge of $110,000 in the third quarter 2007. Adjusted non-GAAP measures exclude $3,029,000 of FL Legal Fees in the nine months ended September 30, 2008, and $1,715,000 of FL Legal Fees, a severance charge of $110,000 and $12,000 of restructuring expenses in the same period of 2007.

“We are thrilled with the record-breaking revenue we recorded for the third quarter of 2008, especially in light of the current challenging economic environment we are in,” said Bart C. Shuldman, Chairman, President and Chief Executive Officer of TransAct Technologies. “Overall, we saw 48% year-over-year growth in revenue, and a significant improvement in earnings to $0.13 per diluted share.”

Mr. Shuldman continued, “We were once again very pleased with the results in our Casino and Gaming market during the third quarter of 2008, led by a 41% increase in both casino and gaming thermal printer sales despite a very difficult quarter for the casino industry. We experienced sales increases in both the domestic and international casino markets as well as continued revenue growth in our new off-premise gaming market in the quarter. In addition, we enjoyed a third consecutive quarter of strong sales to our lottery customer. Finally, we are extremely pleased with our expanded McDonald’s relationship as we experienced printer sales growth for their new grill program and initial sales for McDonald’s new coffee initiative.”

Third Quarter and Subsequent Highlights

•	July 10 – TransAct’s Epic 950® casino printer selected by MGM Grand at Foxwoods ®

•	September 3 – TransAct Technologies executes preferred partner agreement with NCR Corporation’s Systemedia division

•	October 2 – TransAct Technologies Epic 950® printer selected as exclusive provider by Indiana casinos

Third Quarter 2008 Results

Revenue for the third quarter of 2008 was $17.3 million, an increase of 48% compared to $11.7 million in the prior-year period. The Company recorded GAAP net income in the third quarter of 2008 of approximately $1.2 million, or $0.13 per diluted share, compared to a net loss of ($0.11) per diluted share in the prior-year period. The GAAP results for the third quarter of 2007 included approximately $1.5 million of legal fees related to the recently-settled litigation with FutureLogic, Inc. and a severance charge of $0.1 million. Excluding these items, adjusted net income in the third quarter of 2007 was approximately breakeven. For further information regarding the presentation of adjusted non-GAAP financial measures, please refer to the “Financial Presentation” paragraph below.

Steven A. DeMartino, TransAct’s Executive Vice President and Chief Financial Officer commented, “In addition to another excellent sales quarter, our gross margin in the third quarter of 2008 rose to 34.0% from 33.1% in the prior-year quarter, while we held our operating expenses flat. Operating margin for the third quarter of 2008 also improved to 11.0%, driven by the operating leverage we achieved on higher sales and continued control of our operating expenses. I am also pleased to report that even in these uncertain economic times, our balance sheet remains strong, as we grew our cash position by $1.6 million during the quarter and we continue to have no debt outstanding.”

Nine Month 2008 Results

Revenue for the nine months ended September 30, 2008 was $47.9 million, an increase of 29% compared to $37.2 million in the prior-year period. The Company recorded GAAP net income of approximately $0.8 million, or $0.08 per diluted share, for the nine months ended September 30, 2008, compared to a GAAP net loss of approximately $1.0 million, or ($0.10) per diluted share, for the prior-year period in 2007. The GAAP results for the nine months ended September 30, 2008 and 2007 include approximately $3.0 million and $1.7 million, respectively, of legal fees related to the recently-settled litigation with FutureLogic, Inc, as well as a severance charge of $0.1 million for the nine months ended September 30, 2007. Excluding these items, adjusted net income for the nine months ended September 30, 2008 was approximately $2.7 million, or $0.29 per diluted share, compared to adjusted net income of approximately $0.1 million, or $0.01 per diluted share, for the comparable prior-year period in 2007. For further information regarding the presentation of adjusted non-GAAP financial measures, please refer to the “Financial Presentation” paragraph below.

Liquidity and Capital Resources

As of September 30, 2008, TransAct had approximately $4.1 million in cash and cash equivalents, and no debt obligations outstanding under the Company’s $20 million revolving credit facility. During the third quarter of 2008, the Company did not repurchase any additional shares under its stock repurchase program. As of September 30, 2008, the Company had repurchased a total of 1,034,000 shares for approximately $8 million under its current authorization. TransAct’s $15 million repurchase program allows the Company to repurchase up to $7 million in additional shares through March 2010.

Financial Presentation

The Company has provided adjusted non-GAAP financial measures because the Company believes that these amounts are helpful to investors and others to more accurately assess the ongoing nature of TransAct’s core operations. The adjusted non-GAAP measures exclude the effect in the three and nine months ended September 30, 2008 and 2007 of legal fees related to the recently-settled lawsuit with FutureLogic, Inc. In addition, the adjusted non-GAAP measures exclude the effect in the nine months ended September 30, 2007 of severance charges associated with the termination of certain employees and restructuring expenses related to the closing of the Company’s Wallingford, CT facility. These items have been excluded from adjusted non-GAAP financial measures, as management does not believe that they are representative of underlying trends in the Company’s performance. Their exclusion provides investors and others with additional information to more readily assess the Company’s operating results. The Company uses the non-GAAP financial measures internally to focus management on the results of the Company’s core business. The presentation of this additional non-GAAP information is not considered superior to or a substitute for the financial information prepared in accordance with GAAP.

Investor Conference Call / Webcast Details

TransAct will review detailed third quarter 2008 results during a conference call today at 5:00 PM EST. The conference call-in number is 888-254-2817. A replay of the call will be available from 8:00 PM EST on Monday, November 3 through midnight EST on Monday, November 10 by telephone at 888-203-1112; passcode 2165490. Investors can also access the conference call via a live webcast on the Company’s Web site at http://www.transact-tech.com. A replay of the call will be archived on that Web site for one week.

About TransAct Technologies Incorporated

TransAct Technologies Incorporated (NASDAQ: TACT) is a leader in developing and manufacturing market-specific printers for transaction-based industries. These industries include casino, gaming, lottery, banking, kiosk and point-of-sale. Each individual market has distinct, critical requirements for printing and the transaction is not complete until the receipt and/or ticket is produced. TransAct printers are designed from the ground up based on market specific requirements and are sold under the Ithaca® and Epic product brands. TransAct distributes its products through OEMs, value-added resellers, selected distributors, and direct to end-users. TransAct has over two million printers installed around the world. TransAct also has a strong focus on the after-market side of the business, with a high commitment to printer service, supplies and spare parts. TransAct is headquartered in Hamden, CT. For more information on TransAct, visit http://www.transact-tech.com or call 203.859.6800.

Forward-Looking Statements:

Certain statements in this press release include forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology, such as “may”, “will”, “expect”, “intend”, “estimate”, “anticipate”, “believe” or “continue” or the negative thereof or other similar words. All forward-looking statements involve risks and uncertainties, including, but are not limited to, customer acceptance and market share gains, both domestically and internationally, in the face of substantial competition from competitors that have broader lines of products and greater financial resources; introduction of new products into the marketplace by competitors; successful product development; dependence on significant customers; dependence on significant vendors; the ability to recruit and retain quality employees as the Company grows; dependence on third parties for sales outside the United States, including Australia, New Zealand, Europe, Latin America and Asia; economic and political conditions in the United States, Australia, New Zealand, Europe, Latin America and Asia; marketplace acceptance of new products; risks associated with foreign operations; availability of third-party components at reasonable prices; price wars or other significant pricing pressures affecting the Company’s products in the United States or abroad; and risks associated with potential future acquisitions. Actual results may differ materially from those discussed in, or implied by, the forward-looking statements. The forward-looking statements speak only as of the date of this release and the Company assumes no duty to update them to reflect new, changing or unanticipated events or circumstances.

Contact:

TransAct Technologies Incorporated

Steven DeMartino, EVP and Chief Financial Officer

203-859-6810

ICR Inc.

William Schmitt

203-682-8200

TRANSACT TECHNOLOGIES INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)	Three months ended September 30, 2008			Three months ended September 30, 2007
	GAAP Basis	Adjust- ments	Adjusted Basis	GAAP Basis	Adjust- ments		Adjusted Basis
Net sales	$17,326	$—	$17,326	$11,737	$—		$11,737
Cost of sales	11,432	—	11,432	7,852	—		7,852

Gross profit	5,894	—	5,894	3,885	—		3,885

Operating expenses:
Engineering, design and product development	713	—	713	791	—		791
Selling and marketing	1,430	—	1,430	1,618	—		1,618
General and administrative	1,838	—	1,838	1,664	(110	)a	1,554
Legal fees associated with lawsuit	—	—	—	1,525	(1,525	)b	—

	3,981	—	3,981	5,598	(1,635)		3,963

Operating income (loss)	1,913	—	1,913	(1,713)	1,635		(78)

Other income (expense):
Interest, net	(3)	—	(3)	20	—		20
Other, net	102	—	102	(8)	—		(8)

	99	—	99	12	—		12

Income (loss) before income taxes	2,012	—	2,012	(1,701)	1,635		(66)
Income tax provision (benefit)	802	—	802	(685)	636	c	(49)

Net income (loss)	$1,210	$—	$1,210	$(1,016)	$999		$(17)

Net income (loss) per share:
Basic	$0.13		$0.13	$(0.11)			$0.00
Diluted	$0.13		$0.13	$(0.11)			$0.00
Shares used in per share calculation:
Basic	9,340		9,340	9,364			9,364
Diluted	9,630		9,630	9,364			9,364

a	Severance charge of $110,000 in the three months ended September 30, 2007 associated with the termination of certain employees.

b	Legal expenses of $1,525,000 in the three months ended September 30, 2007 related to the lawsuit with FutureLogic, Inc.

c	The tax effect on the adjustments.

SUPPLEMENTAL INFORMATION – SALES BY SALES UNIT:

	Three months ended September 30,
	2008	2007
Banking and point-of-sale	$2,984	$2,981
Casino and Gaming	6,681	4,728
Lottery	4,728	1,073
TransAct services group	2,933	2,955

Total net sales	$17,326	$11,737

TRANSACT TECHNOLOGIES INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Nine months ended September 30, 2008				Nine months ended September 30, 2007
(In thousands, except per share data)	GAAP Basis	Adjust- ments		Adjusted Basis	GAAP Basis	Adjust- ments		Adjusted Basis
Net sales	$47,930	$—		$47,930	$37,152	$—		$37,152
Cost of sales	31,797	—		31,797	24,574	—		24,574

Gross profit	16,133	—		16,133	12,578	—		12,578

Operating expenses:
Engineering, design and product development	2,119	—		2,119	2,284	—		2,284
Selling and marketing	4,397	—		4,397	4,968	—		4,968
General and administrative	5,335	—		5,335	5,346	(110	)a	5,236
Restructuring	—	—		—	12	(12	)b	—
Legal fees associated with lawsuit	3,029	(3,029	)c	—	1,715	(1,715	)c	—

	14,880	(3,029)		11,851	14,325	(1,837)		12,488

Operating income (loss)	1,253	3,029		4,282	(1,747)	1,837		90

Other income (expense):
Interest, net	(6)	—		(6)	58	—		58
Other, net	96	—		96	4	—		4

	90	—		90	62	—		62

Income (loss) before income taxes	1,343	3,029		4,372	(1,685)	1,837		152
Income tax provision (benefit)	535	1,109	d	1,644	(730)	764	d	34

Net income (loss)	$808	$1,920		$2,728	$(955)	$1,073		$118

Net income (loss) per share:
Basic	$0.09			$0.29	$(0.10)			$0.01
Diluted	$0.08			$0.29	$(0.10)			$0.01
Shares used in per share calculation:
Basic	9,309			9,309	9,390			9,390
Diluted	9,509			9,509	9,390			9,594

a	Severance charge of $110,000 in the nine months ended September 30, 2007 associated with the termination of certain employees.

b	Charge of $12,000 in the nine months ended September 30, 2007 related to the closing of the Company’s Wallingford, CT facility.

c	Legal expenses of $3,029,000 and $1,715,000 in the nine months ended September 30, 2008 and 2007, respectively, related to the lawsuit with FutureLogic, Inc.

d	The tax effect on the adjustments.

SUPPLEMENTAL INFORMATION – SALES BY SALES UNIT:

	Nine months ended September 30,
	2008	2007
Banking and point-of-sale	$8,730	$8,705
Casino and Gaming	16,958	13,883
Lottery	13,124	4,697
TransAct services group	9,118	9,867

Total net sales	$47,930	$37,152

TRANSACT TECHNOLOGIES INCORPORATED

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)	September 30, 2008	December 31, 2007
Assets:
Current assets:
Cash and cash equivalents	$4,078	$2,561
Receivables, net	8,172	6,128
Inventories	8,746	8,665
Refundable income taxes	50	51
Deferred tax assets	1,520	1,529
Other current assets	413	362

Total current assets	22,979	19,296

Fixed assets, net	5,752	6,338
Goodwill, net	1,469	1,469
Deferred tax assets	2,588	3,019
Intangibles and other assets	382	482

	10,191	11,308

Total assets	$33,170	$30,604

Liabilities and Shareholders’ Equity:
Current liabilities:
Accounts payable	$5,810	$4,688
Accrued liabilities	2,654	2,852
Deferred revenue	439	522

Total current liabilities	8,903	8,062

Deferred revenue, net of current portion	273	211
Accrued warranty, net of current portion	144	91
Deferred rent	482	507
Other liabilities	125	125

	1,024	934

Total liabilities	9,927	8,996

Shareholders’ equity:
Common stock	105	104
Additional paid-in capital	20,778	19,872
Retained earnings	10,257	9,449
Accumulated other comprehensive income	98	178
Treasury stock	(7,995)	(7,995)

Total shareholders’ equity	23,243	21,608

	$33,170	$30,604